CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement
(Form S-8) pertaining to the VideoServer, Inc. 1995 Employee Stock Purchase Plan of our report dated January 19, 1999, with respect to the consolidated financial statements and schedule of VideoServer, Inc. included in its Annual Report
(Form 10-K) for the year ended December 31, 1998, filed with the Securities and Exchange Commission


                                             /s/ Ernst & Young LLP

                                             ERNST & YOUNG LLP

Boston, Massachusetts
August 12, 1999